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                                                                    EXHIBIT 21.1

SUBSIDIARIES

Wilshire Funding Corporation
WMFC 1997-1 Inc.
WMFC 1997-2 Inc.
WMFC 1997-3 Inc.
WMFC 1997-3 Properties Inc.
WMFC 1997-4 Inc.
WMFC 1997-3 Development Inc.
Wilshire Mortgage Funding IV Inc.
Wilshire Mortgage Funding Company V Inc.
Wilshire Mortgage Funding Company VII Inc.
Wilshire Servicing Corporation
Wilshire Servicing fbo SBRC Corp.
Wilshire Financial Services Group, Europe, Inc.
Wilshire Acquisition Company Ireland Limited
Wilshire Funding Company Ireland Limited
Wilshire Management Leasing Corporation
Wilshire Ventures Corporation
Wilshire Ventures PFE Inc.
Wilshire Mortgage Acquisition Corporation
Wilshire Real Estate Investment Corporation
Wilshire Realty Services Corporation
Wilshire Insurance and Risk Management Corporation
Wilshire Credit Corporation
Wilshire Securities Corporation
Wilshire Acquisitions  Corporation
First Bank of Beverly Hills, F.S.B.
Wilshire Trust Deed Corporation
Wilshire Financing Company, LLC
GT MOHO Sales, Inc.
Life Capital, Inc.
WREP 1998-1 Member Inc.
Girard Financial Corporation
George Elkins L.P.
Wilshire Mortgage Funding Company LLC
Wilshire Financial Services Group UK Limited
WFSG Ireland Limited